Exhibit 23.1

ABN AMRO WCS Holding Company 401(k) Savings Plan	EIN 13-4190831
Plan #001

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81400) pertaining to the ABN AMRO WCS Holding Company 401(k) Savings Plan of our report dated June 29, 2005, with respect to the financial statements and supplemental schedule of the ABN AMRO WCS Holding Company 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Velma Butler & Company, Ltd.

Chicago, Illinois
June 29, 2005